Exhibit 99(10)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 20, 2023, with respect to the financial statements of the subaccounts that comprise the Ohio National Variable Account A, and the related notes (collectively, the financial statements), incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-134288).

/s/ KPMG LLP

Cincinnati, Ohio

April 28, 2023

 Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2023, with respect to the statutory financial statements and financial statement schedules of The Ohio National Life Insurance Company, incorporated herein by reference, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information (File No. 333-134288).

/s/ KPMG LLP

Cincinnati, Ohio

April 28, 2023